Exhibit 23.2

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119905) of Solomon Technologies, Inc. of our report dated March 28, 2005 relating to the financial statements, which appears in this Form 10-KSB.

/s/UHY LLP

Hartford, Connecticut
March 28, 2005